UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2025

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction

of Incorporation)

001-37654	47-5654583
(Commission File Number)	(IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of principal executive offices)	(Zip code)

(425) 446-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange
3.700% Notes due 2026	FTV26A	New York Stock Exchange
3.700% Notes due 2029	FTV29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 26, 2025, the Board of Directors of Fortive Corporation (the “Company”) increased the size of the Company’s Board from nine to ten members and appointed Gregory J. Moore, M.D., Ph.D., to the Board with a term commencing on February 26, 2025 and expiring at the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified. In addition, the Board of Directors concurrently appointed Dr. Moore to the Compensation Committee and Nominating and Governance Committee of the Board.

As a non-employee director, Dr. Moore will receive the same compensation paid to other non-employee directors of the Company as disclosed in Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein. Dr. Moore has also entered into an indemnification agreement with the Company, the form of which is disclosed as Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form 10, filed on April 7, 2016 and is incorporated by reference herein.

In connection with the appointment of Dr. Moore, the Board also determined that Dr. Moore is independent within the meaning of the listing standards of the New York Stock Exchange.

There is no arrangement or understanding between Dr. Moore and any other person pursuant to which Dr. Moore was selected as a director of the Company. Furthermore, there are no transactions in which Dr. Moore has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President - Associate General Counsel and Secretary

Date: February 26, 2025